BioSpecifics Technologies Corp. Announces Authorization of up to $4 Million Stock Repurchase Program

LYNBROOK, NY - May 23, 2019 - BioSpecifics Technologies Corp. (NASDAQ: BSTC) ("BioSpecifics"), a biopharmaceutical company that originated and continues to develop collagenase-based therapies with a first in class collagenase-based product marketed as XIAFLEX® in the U.S. and Xiapex® in Europe, today announced that the Executive Committee of its Board of Directors has authorized a stock repurchase program under which BioSpecifics is authorized to repurchase up to $4 million of its outstanding common stock. This decision reflects BioSpecifics' continued confidence in achieving its corporate goals and commitment to increasing value for its stockholders.

Pursuant to the repurchase program, BioSpecifics plans to repurchase stock through a broker in the open market, provided that the timing, actual number and price per share of the common stock to be purchased will be subject to market conditions, applicable legal requirements, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended, and various other factors. BioSpecifics intends to hold any reacquired stock in treasury. The repurchase program may be suspended or discontinued at any time by the Board of Directors. BioSpecifics has no obligation to repurchase common stock under the repurchase program.

As of March 31, 2019, BioSpecifics had 7,286,902 million shares of common stock outstanding.

About BioSpecifics Technologies Corp.

BioSpecifics Technologies Corp. is a biopharmaceutical company that has developed injectable collagenase for thirteen clinical indications to date. Injectable collagenase is marketed as XIAFLEX® in the U.S. for the treatment of Dupuytren's contracture and Peyronie's disease by BioSpecifics' partner, Endo International plc ("Endo"). XIAFLEX® is also commercialized in Japan, Europe, Canada, and Australia for Dupuytren's contracture and for Peyronie's disease in Canada, Europe, and Australia. The CCH research and development pipeline includes several additional indications, including two Phase 3 clinical trials for the treatment of cellulite with top-line data reported in the fourth quarter of 2018 and a BLA submission expected in the second half of 2019 with an expected commercial launch in the second half of 2020. BioSpecifics is managing the development of CCH for the treatment of uterine fibroids. The full Phase 1 data were presented at the 66th Annual Society for Reproductive Investigation in March 2019. For more information, please visit www.biospecifics.com.

Forward-Looking Statements

This report includes "forward-looking statements" within the meaning of, and made pursuant to the safe harbor provisions of, the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including statements regarding BioSpecifics' commitment to repurchase its shares at any level in the future, the anticipated value of shares to be repurchased by BioSpecifics, the expected timing of such repurchases, the availability of funds for the repurchase of shares, the use of the repurchased shares, BioSpecifics' strategy, future operations, future financial position, future revenues, future financial and operating performance, economic and general market conditions, stock performance, projected costs, prospects, plans and objectives of management, expected revenue growth, and the assumptions underlying or relating to such statements, are "forward-looking statements."

In some cases, these statements can be identified by forward-looking words such as "expect," "plan," "anticipate," "potential," "estimate," "can," "will," "continue," "should," "believe," "schedule," "intend," the negative or plural of these words, and other similar expressions. These forward-looking statements are predictions based on our current expectations and our projections about future events and various assumptions. These forward-looking statements involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance, or achievements of BioSpecifics to be materially different from future results, performance, or achievements expressed or implied by such forward-looking statements. Additionally, these forward-looking statements are subject to risks and uncertainties that could cause a change in BioSpecifics' share repurchase authorization by BioSpecifics' Board of Directors or management, including the possibility of legislation being adopted in the future that could adversely impact companies with stock repurchase programs, changes in the value of shares to be repurchased or the timing of such repurchases, and unanticipated material payment obligations incurred by BioSpecifics that decrease BioSpecifics' willingness or ability to repurchase shares at the anticipated level and timing, or at all. All forward-looking statements included in this report are made as of the date hereof, and are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2018, and otherwise in our SEC reports and filings. Except as may be required by law, we assume no obligation to update these forward-looking statements.

Contact:

Stern Investor Relations, Inc.

Julie Seidel

212-362-1200

julie.seidel@sternir.com